Exhibit 99


     (BW)(CA-YOUBET.COM)(UBET) Youbet.com Reports Continued Strong Handle and Revenue Growth for Second Quarter of 2003

     Business Editors

     WOODLAND HILLS, Calif.--(BUSINESS WIRE)--Aug. 11, 2003-- Youbet.com, Inc. (Nasdaq:UBET), a leading online wagering company and the largest provider of horse racing content in the United States, today announced that the second quarter of 2003 produced the Company's sixth consecutive quarter of record revenue growth, highlighted by a record monthly handle during the period.

     Gross handle, the basis for a majority of the Company's revenues, increased
85.3 percent to $73.3 million in the second quarter of 2003, compared to $39.6 million in the comparable period in 2002. For the first six months of 2003, gross handle was $134.3 million, an increase of more than 100 percent over $66.6 million handled by the Company during the same period in the prior year.

     "Our record-setting performance on handle is further evidence that Youbet.com has achieved premier status among online horse racing enthusiasts," said Charles F. Champion, Chairman and Chief Executive Officer of Youbet.com. "Of equal importance, our technology, which is scalable by a factor of three, excelled during peak periods of the Triple Crown, when we accommodated unprecedented numbers of users without a flaw," Champion added.

     Net revenue doubled to $4.7 million for the second quarter of 2003, compared to net revenues of $2.3 million in the second quarter of 2002. As a result of the Company's increases in handle year-over-year, net revenues grew to $8.5 million for the six months ended June 30, 2003, more than twice the $4.0 million produced in the identical period of 2002.

     Other Operating Expenses for the second quarter were $4.1 million, a 23 percent increase over the same quarter in 2002. For the six months ended June 30, 2003, expenses grew 14 percent to $7.5 million, compared to the first half of 2002.

     "I want to make clear that we continue to keep a watchful eye on operating expenses associated with our core business, and I am satisfied with our progress in that area," Champion said. "We also have spent time and money on what we consider to be extraordinary expenses associated with a series of strategic initiatives," he added.

     Earnings before interest, taxes, depreciation and amortization (EBITDA) were $606,033 for the second quarter of 2003, an improvement of $1.6 million over the same quarter in 2002. Year-to-date, EBITDA grew to $1.1 million representing an increase of more than $3.6 million for the six months ended June 30, 2003 compared to the same period in 2002. The EBITDA figures for 2003 include $100,109 related to variable accounting for certain stock options.

     "While the recent growth in our stock price has been gratifying, that same growth has affected accounting charges related to certain stock option grants in 200l," Champion pointed out.


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     "Our goal remains to leverage our superior product position and our technology advantage to attract additional enthusiasts to our customized, fully integrated wagering services. Over time we'll extend these advantages by giving our players broader and more diversified content," Champion concluded.

     QUARTERLY OPERATING HIGHLIGHTS

    -- Youbet reached a new record handle of $28.1 million in May, 2003.

    -- Youbet set a new handle record of $2.4 million for the 2003 Kentucky Derby, an increase of more than 140 percent over the previous record.

    -- Youbet established another record for the Preakness with handle growth of more than 46 percent.

    -- Youbet broke its previous handle record for the Belmont Stakes with an increase of 77 percent.

    -- Youbet signed a co-marketing agreement with the California Authority of Racing Fairs (CARF) that will make Youbet services available in more than 20 simulcast facilities throughout California.

    -- Digital Orchid, of San Diego, is in final Beta testing with Youbet's mobile product offering, and the Company expects this wireless product to be available to the general public within the fourth quarter of 2003.

     Youbet.com is the largest Internet provider of thoroughbred, quarter horse and harness horse racing content in the United States. Members have the ability to watch and, in most states, the ability to wager on virtually 100% of all major domestic horse racing content via its exclusive closed-loop network. Youbet.com members enjoy features that include commingled track pools, live audio/video, up-to-the minute track information, real-time wagering information, phone wagering and value-added handicapping products.

    Youbet.com is a patent and content licensee and maintains strategic relationships with TVG, an indirect subsidiary of Gemstar-TV Guide International, Inc. (Nasdaq:GMST) and MEC Pennsylvania Racing, part of Magna Entertainment Corp. (Nasdaq:MIEC). Youbet.com is an official online wagering platform of Churchill Downs Incorporated and the Kentucky Derby.

     Youbet.com operates Youbet.com TotalAccess(TM), an Oregon-based hub for the acceptance and placement of wagers. More information on Youbet.com can be found at www.Youbet.com.

     Forward Looking Statements

     This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the company's filings with the Securities and Exchange Commission. Further, the Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


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                           Youbet.com, Inc.
                 Statement of Operations (Unaudited)
      For the Three Months Ended June 30, 2003 and June 30, 2002

                                            Q2 2003   Q2 2002  Change
                                            (In millions except per
                                                  share amounts)
Handle                                      $73,338  $39,572  $33,766
Gross Revenue                               $13,782   $6,011   $7,771
Track Fees                                   $6,255   $2,432   $3,823
License Fees                                 $2,835   $1,292   $1,543
                                          ---------- -------- --------
Net Revenue                                  $4,692   $2,287   $2,405
Other Operating Expenses                     $4,086   $3,325     $761
Depreciation and Amortization                $1,499   $1,400      $99
Other income (expense)                         $(89)   $(138)     $49
                                          ---------- -------- --------
Net Loss                                      $(982) $(2,576)  $1,594
                                          ========== ======== ========
Basic Loss per Share                         $(0.04)  $(0.13)   $0.09
                                          ========== ======== ========

----------------------------------------------------------------------
Reconciliation of Net Loss to EBITDA:
              Net Loss                        $(982) $(2,576)  $1,594
              Depreciation and
               Amortization                  $1,499   $1,400      $99
              Interest (Income) Expense         $89     $138     $(49)
                                          ---------- -------- --------
EBITDA (1)                                     $606  $(1,038)  $1,644
                                          ========== ======== ========


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                           Youbet.com, Inc.
                 Statement of Operations (Unaudited)
       For the Six Months Ended June 30, 2003 and June 30, 2002

                                             Six       Six
                                           mos. 2003  mos. 2002 Change
                                            (In millions except per
                                                  share amounts)
Handle                                     $134,305  $66,630  $67,675
Gross Revenue                               $24,788   $8,628  $16,160
Track Fees                                  $12,079   $2,889   $9,190
License Fees                                 $4,188   $1,731   $2,457
                                          ---------- -------- --------
Net Revenue                                  $8,521   $4,008   $4,513
Other Operating Expenses                     $7,450   $6,553     $897
Depreciation and Amortization                $2,884   $2,799      $85
Other income (expense)                        $(417)   $(127)   $(290)
                                          ---------- -------- --------
Net Loss                                    $(2,230) $(5,471)  $3,241
                                          ========== ======== ========
Basic Loss per Share                         $(0.09)  $(0.27)   $0.18
                                          ========== ======== ========

----------------------------------------------------------------------
Reconciliation of Net Loss to EBITDA:
              Net Loss                      $(2,230) $(5,471)  $3,241
              Depreciation and
               Amortization                  $2,884   $2,799      $85
              Interest (Income) Expense        $417     $127     $290
                                          ---------- -------- --------
EBITDA (1)                                   $1,071  $(2,545)  $3,616
                                          ========== ======== ========

(1) Represents net income (loss) before interest income and expense, tax expense or benefit, and depreciation and amortization. EBITDA is not determined in accordance with generally accepted accounting principles, is not indicative of cash provided by or used in operating activities and should not be considered in isolation, as an alternative to, or more meaningful than measures of performance determined in accordance with generally accepted accounting principles. However, we believe EBITDA is a valuable alternative measure of performance to our investors.


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                           Youbet.com, Inc.
                 Condensed Consolidated Balance Sheets

                                               June 30,   December 31,
                                                2003         2002
                                             ------------ ------------
                                             (Unaudited)   (Audited)
ASSETS:
 Current Assets:
  Cash and Cash Equivalents                   $7,277,469   $4,559,897
  Restricted Cash, current (Note 2)            2,981,775    2,351,421
  Receivables (Note 3)                           897,382      790,686
  Prepaid Expenses                               695,332      436,119
  Interest and Other Receivables                  21,281       23,682
                                             ------------ ------------
 Total Current Assets                        $11,873,239   $8,161,805
 Property and Equipment, net                   3,126,577    3,953,912
 Licensing Rights, net  (Note 4)               3,215,138    5,022,830
 Deferred Lease Costs                             31,426       33,521
 Deposits (Note 6)                             1,300,785    1,300,785
                                             ------------ ------------
  TOTAL ASSETS                               $19,547,165  $18,472,853
                                             ============ ============

LIABILITIES AND STOCKHOLDER'S EQUITY
 Current Liabilities:
  Fees Payable to Related Party  (Note 4)     $2,997,145   $2,113,540
  Accounts Payable - Track Related  (Note 5)   2,336,182    4,293,289
  Customer Deposits                            2,622,780    1,477,255
  Accrued Expenses                               730,802      729,735
  Accounts Payable - Trade                       592,983      604,417
  Accrued Compensation and Related Items
   (Note 8)                                      440,530      532,796
  Deferred Revenues                               65,736       26,577
  Notes Payable, face $750,000, net of
   unamortized discount of $97,807 at
    12/31/02                                          --      652,193
                                             ------------ ------------
 Total Current Liabilities                    $9,786,158  $10,429,802

  Notes Payable, face $2,000,000, net of
   unamortized discount of $419,784  (Note 7)  1,580,216           --
                                             ------------ ------------
  TOTAL LIABILITIES                          $11,366,374  $10,429,802
                                             ============ ============

 Stockholders' Equity:
  Preferred Stock, $0.001 par value,
   authorized 1,000,000 shares, none
    outstanding                                       --           --
  Common Stock, $0.001 par value, authorized
   100,000,000 shares 26,897,439 and
    23,422,600 shares outstanding as of
     June 30, 2003 and December 31, 2002,
      respectively                               $26,897      $23,422
  Treasury Stock                              (1,785,109)          --
  Additional Paid In Capital                 100,013,260   95,863,660
  Accumulated Deficit                        (90,074,257) (87,844,031)
                                             ------------ ------------
  TOTAL STOCKHOLDERS' EQUITY                  $8,180,791   $8,043,051
                                             ------------ ------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $19,547,165  $18,472,853
                                             ============ ============


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                           Youbet.com, Inc.
            Condensed Consolidated Statement of Cash Flows
                              (Unaudited)

                                             Six Months Ended June 30,
                                             -------------------------
                                                 2003         2002
                                             ------------ ------------
Increase (Decrease) In Cash and Cash
 Equivalents
 Cash Flows from Operating Activities:
  Net Loss                                   $(2,230,225) $(5,471,561)
 Adjustments to Reconcile Net Loss to Net
  Cash Provided by (Used in) Operating
  Activities:
  Depreciation and Amortization                2,883,642    2,798,904
  Amortization of Fair Value of Warrants
   Issued for Financing Costs                         --        2,395
  Non-Cash Interest Expense                      423,416           --
  Stock-Based Compensation                       183,393      218,518
  Settlement with Vendors                             --      123,963
 Change in Operating Assets and Liabilities:
  Restricted Cash                               (915,415)          --
  Receivables                                   (106,696)    (835,204)
  Prepaid Expenses                              (259,213)     131,444
  Interest and Other Receivables                   2,401       33,242
  Deposits                                         2,095     (497,905)
  Fees Payable - Related Parties                 883,605    1,046,323
  Accounts Payable - Track Related            (1,957,107)   1,550,271
  Customer Deposits                            1,145,525      768,582
  Accrued Expenses                                 1,067      464,728
  Account Payable - Trade                        (11,434)    (232,551)
  Accrued Compensation and Related Items         (92,266)     347,434
  Deferred Revenues                               39,159         (153)
                                             ------------ ------------
   Net Cash Provided by (Used in) Operating
    Activities                                   $(8,053)    $448,430
                                             ------------ ------------
 Cash Flows from Investing Activities:
  Restricted Cash                                285,061           --
  Purchases of Property and Equipment           (248,615)     (32,314)
                                             ------------ ------------
   Net Cash Provided by (Used in) Investing
    Activities                                   $36,446     $(32,314)
                                             ------------ ------------
 Cash Flows from Financing Activities:
  Proceeds from Exercise of Stock Options and
   Warrants, net                               1,439,179        3,885
  Proceeds from Notes Payable                  2,000,000      750,000
  Payments of Notes Payable                     (750,000)          --
                                             ------------ ------------
   Net Cash Provided by Financing Activities  $2,689,179     $753,885
                                             ------------ ------------
 Net Increase in Cash and Cash Equivalents    $2,717,572   $1,170,001
 Cash and Cash Equivalents at the Beginning
  of the Period                                4,559,897    3,560,740
                                             ------------ ------------
 Cash and Cash Equivalents at the End of the
  Period                                      $7,277,469   $4,730,741
                                             ============ ============
 Supplemental Disclosure of Cash Flow
  Information:
  Cash Paid for Interest                        $117,903       $4,411
  Reclassification of Restricted Cash to
   Deposits                                           --      920,805
                                             ============ ============
 Non-Cash Investing and Financing Activities:
  Issuance of Warrants with Notes Payable       $518,223          $--
  Issuance of Warrants for Licensing Rights           --      437,137
                                             ============ ============

    --30--

    CONTACT: Youbet.com, Inc.
             Gary Sproule, 818-668-2100

    SOURCE: Youbet.com, Inc.